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                             EMPLOYMENT AGREEMENT


           EMPLOYMENT AGREEMENT, dated as of January 1, 1997, between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company"), and GEORGE FELLOWS (the "Executive").

           The Company wishes to continue the employment of the Executive, and the Executive wishes to accept such continued employment, on the terms and conditions set forth in this Agreement.

           Accordingly, the Company and the Executive hereby agree as follows:

                Employment, Duties and Acceptance.

                1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company, initially in his present capacity as chief operating officer of the Company and, upon the effectiveness of his election as such, which the Company promptly shall recommend to the Board of Directors of the Company or a committee thereof, in the capacity of chief executive officer of the Company, and to perform such other duties consistent with such position (including service as a director or officer of any affiliate of the Company, if elected) as may be assigned by the Board of Directors of the Company. The Executive's title shall be President and Chief Operating Officer prior to the effectiveness of his election as chief executive officer, and thereafter shall be President and Chief Executive Officer, or such other titles of at least equivalent level consistent with the Executive's duties from time to time as may be assigned to the Executive by the Board of Directors.

                1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests.

                1.3 Location. The duties to be performed by the Executive hereunder shall be performed primarily at the office of the Company in the New York City metropolitan area, subject to reasonable travel requirements consistent with the nature of the Executive's duties from time to time on behalf of the Company.

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           2.   Term of Employment; Certain Post-Term Benefits.

                2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall end on such date as is provided pursuant to Section 2.2.

                2.2 End-of-Term Provisions. At any time on or after the fourth anniversary of the Effective Date the Company shall have the right to give written notice of non-renewal of the Term. In the event the Company gives such notice of non-renewal, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice. If the Company shall not theretofore have given such notice, from and after the fifth anniversary of the Effective Date unless and until the Company gives written notice of non-renewal as provided in this Section 2.2, the Term automatically shall be extended day-by-day; upon the giving of such notice by the Company, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice. Non-extension of the Term shall not be deemed to be a breach of this Agreement by the Company for purposes of Section 4.4, provided, however, that during any period that the Executive's employment shall continue following termination of the Term, the executive shall be eligible for severance on terms no less favorable than those of the Revlon Executive Severance Plan as in effect on the date of this Agreement (other than the provision in Paragraph IIIC(ii) establishing a limit of six months of payment which shall not be applicable to the Executive) upon the Executive's compliance with the terms thereof.

                2.3 Special Curtailment. The Term shall end earlier than the date provided in Section 2.2, if sooner terminated pursuant to Section 4.

           3.   Compensation; Benefits.

                3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable semi-monthly in arrears, at the annual rate of not less than $1,250,000 during 1997, $1,350,000 during 1998, $1,450,000 during
1999, $1,550,000 during 2000 and $1,700,000 during the balance of the Term (the "Base Salary"). All payments of Base Salary or other compensation hereunder shall be less such deductions or withholdings as are required by applicable law and regulations. In the event that the Company, in its sole discretion, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

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                3.2 Bonus. In addition to the amounts to be paid to the
Executive pursuant to Section 3.1, the Executive shall receive an annual bonus of up to 100% of the Executive's Base Salary at the rate in effect during the calendar year in which bonus is earned, based upon achievement of objectives set annually not later than February 28 of such year by the Compensation Committee of the Board of Directors of the Company.

                3.3 Stock Options. The Executive shall be recommended to the Compensation Committee or other committee of the Board administering the 1996 Revlon Stock Plan or any plan that may replace it, as from time to time in effect, to receive an option not later than February 28 of each year of the Term, commencing in 1997, each such option to cover a minimum of 170,000 shares of Revlon common stock, have a term of 10 years and have an option exercise price equal to the market price of the Revlon common stock on the date of grant and otherwise to be on terms (other than number of shares covered) substantially the same as other senior executives of the Company generally.

                3.4 Business Expenses. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, subject to and in accordance with the Company's applicable expense reimbursement and related policies and procedures as in effect from time to time.

                3.5 Vacation. During each year of the Term, the Executive shall be entitled to a vacation period or periods of four weeks taken in accordance with the vacation policy of the Company as in effect from time to time.

                3.6   Fringe Benefits.

                (i) During the Term, the Executive shall be entitled to participate in those qualified and non-qualified defined benefit, defined contribution, group insurance, medical, dental, disability and other benefit plans of the Company as from time to time in effect made available to senior executives of the Company generally and in the Company's Executive Medical Plan providing for reimbursement of medical and dental benefits not payable under plans generally available. In addition, during the Term the Executive shall be entitled to the use of a Company-provided automobile in accordance with the Company's executive automobile policy and guidelines as from time to time in effect, and shall be entitled to the use of an assigned Company-provided chauffeured automobile during the business week for personal and business use and at other times as required for business purposes, and shall be grossed up for the tax effects of such use. Further, during the Term the Executive shall be reimbursed for the initiation fees, dues, assessments and like fees for membership in one country club of the Executive's choice, and shall be entitled to the use of Company-provided private aircraft, as available, for the business and personal travel of himself and his immediate family members.

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                (ii) During the Term, the Company agrees to make available to the Executive additional life insurance coverage with a death benefit of three times the Executive's Base Salary from time to time, subject to the insurer's satisfaction with the results of any required medical examination, to which the Executive hereby agrees to submit, and shall reimburse the Executive for the premium expense related thereto and gross the Executive up for the tax payable with respect to such reimbursement. Such coverage shall be provided pursuant to the Company's optional supplemental term insurance program, if available, or if not, the Executive may select a plan of the Executive's choice and may designate the beneficiary of such plan.

                (iii) During the Term the Company shall maintain an individual policy of disability insurance, naming the Executive as the insured and the Executive or a designee as the beneficiary, with a benefit equal to (A) fifty percent of the sum of the Executive's Base Salary in effect on the date of disability plus the Executive's most recent annual bonus pursuant to Section
3.2 less (B) the long-term disability benefit payable under the Company's group disability program as in effect from time to time (irrespective of whether the Executive has elected to participate in such long-term disability program), and upon the Executive's retirement in accordance with the requirements of the Company's former supplemental employees' retirement plan the Company shall provide to the Executive a death benefit equal to two times the Executive's final Base Salary (which benefit may be provided from insurance or from the Company's unsegregated general funds, as the Company may elect).

                (iv) If the Executive remains continuously employed with the Company or an affiliate of the Company from the date hereof until age 60, then upon the Executive's retirement from the Company or its affiliate at or after age 60 the Company shall provide or cause its affiliate to provide to the Executive a supplemental payment in such amount, if any, as is required to increase the Executive's annual pension benefit payable commencing at such retirement from all qualified and non-qualified retirement plans of the Company and any affiliates of the Company in which the Executive participates, calculated on a straight life annuity basis, to $500,000 (it being agreed that, should the Company or its affiliates so elect, it may satisfy its obligation hereunder (A) by paying to the Executive $500,000 per year from the effective date of the Executive's retirement through such later age as the Company may elect and paying to the Executive thereafter such amount, if any, as would be required to increase the Executive's annual pension benefit commencing at such age to $500,000, as if the Executive had elected to defer commencement of retirement benefits under the plans in which he participates to such age, irrespective of whether the Executive in fact makes such an election or (B) by granting to the Executive additional credited service, modified final average compensation or other enhanced benefits under the qualified and/or non-qualified retirement plans in which the Executive participates, or (C) by a combination of the foregoing alternative methodologies). If prior to age 60 the Executive's employment with the Company or any affiliate of the Company by which he is employed is terminated by such employer

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otherwise than for "cause" (as defined in Section 4.3) or "good reason" (as defined in the Revlon Executive Severance Policy referred to in Section 4.4) or the Executive retires with the written consent of the Company or any such affiliate, then the Company shall provide or cause its affiliate to provide to the Executive commencing at age 60, in lieu of the supplemental payment above provided for, a reduced annual straight life annuity payment in an amount equal to the product of multiplying $28,540 by the number of anniversaries, as of the date of termination of employment, of the Executive's fifty-third birthday (but in no event more than the supplemental payment provided for by the preceding sentence upon retirement at age 60), it being agreed that, should the Company or its affiliate so elect, it may satisfy such obligation by any of the alternative methodologies provided above. Payments pursuant to this clause (iv) shall be made quarterly or at such more frequent intervals as the Company may elect. The Company's obligation under this clause (iv) shall be an unsecured, unfunded and unaccrued contingent general obligation of the Company to be satisfied from its unsegregated general funds, provided that the Company shall have the right, if it so elects, to defease its obligation hereunder by the purchase and delivery to the Executive of an annuity on his life in the amount provided for above or to fund its obligation hereunder through the purchase of insurance or other instruments, and the Executive agrees to comply with the reasonable requests of the Company should the Company elect to do so, including by submitting to medical examination.

           4.   Termination.

                4.1 Death. If the Executive shall die during the Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder except pursuant to life insurance provided under Section 3.6.

                4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months or (ii) shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Executive (but before the Executive has returned to active service following such disability), terminate the Term and no further amounts or benefits shall be payable hereunder, except that the Executive shall be entitled to receive until the first to occur of (x) the Executive ceasing to be disabled or (y) the Executive's attaining the age of 65, continued coverage for the Executive under the Company paid group life insurance plan (including supplemental coverage under Section 3.6) and for the Executive and his spouse and children, if any, under the Company's group medical (including executive medical) plan, to the extent permitted by such plans and to the extent such benefits continue to be provided to the Company's senior executives generally.

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                4.3 Cause. In the event of gross neglect by the Executive of the Executive's duties hereunder, conviction of the Executive of any felony, conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, willful misconduct by the Executive in connection with the performance of the Executive's duties hereunder or other material breach by the Executive of this Agreement, or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company, the Company may at any time by written notice to the Executive terminate the Term and, upon such termination, the Executive shall be entitled to receive no further amounts or benefits hereunder, except as required by law.

                4.4 Company Breach; Other Termination. In the event of the breach of any material provision of this Agreement by the Company or the failure of the Compensation Committee (or other appropriate Committee of the Company's Board of Directors) to fully implement the Company's recommendations pursuant to Sections 1.1 and 3.3, the Executive shall be entitled to terminate the Term upon 60 days' prior written notice to the Company. In addition, the Company shall be entitled to terminate the Term at any time and without prior notice otherwise than pursuant to the provisions of Section 2.2, 4.2 or 4.3. Upon such termination by the Executive, or in the event the Company so terminates the Term otherwise than pursuant to the provisions of Section 2.2,
4.2 or 4.3, the Company's sole obligation shall be (at the Executive's election by written notice within 10 days after such termination) either (i) to make payments in the amounts prescribed by Section 3.1 (less amounts required by law to be withheld) and to continue the Executive's participation in the group life insurance and in the basic and Executive medical plans of the Company, in each case through the date on which the Term would have expired pursuant to Section 2.2 if the Company had given notice of non-renewal on the date of termination of employment, provided that any compensation earned by the Executive from other employment or a consultancy during such period shall reduce the payments provided for herein, and provided further that the Executive shall cease to be covered by medical and/or dental plans of the Company at such time as he becomes covered by like plans of another company, or (ii) to make the payments and provide the benefits prescribed by the Executive Severance Policy of the Company as in effect on the date of this Agreement (other than the provision in Paragraph IIIC(ii) establishing a limit of six months of payments, which shall not be applicable to the Executive), upon the Executive's compliance with the terms thereof.

                4.5 Litigation Expenses. If the Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, then if and to the extent that a final judgment in such action, suit or proceeding is rendered in favor of the Executive, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding or the portion thereof adjudicated in favor of the Executive. Such costs shall be paid to the Executive promptly upon

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presentation of expense statements or other supporting information evidencing the incurrence of such expenses.

           5.   Protection of Confidential Information; Non-Competition.

                5.1 The Executive acknowledges that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, including trade secrets and confidential marketing, sales, product development and other data and plans which it would be impracticable for the Company to effectively protect and preserve in the absence of this Section 5 and the disclosure or misappropriation of which could materially adversely affect the Company. Accordingly, the Executive agrees:

                5.1.1 Except in the course of performing the Executive's duties provided for in Section 1.1, not at any time, whether during or after the Executive's employment with the Company, to divulge to any other entity or person any confidential information acquired by the Executive concerning the Company's or its affiliates' financial affairs or business processes or methods or their research, development or marketing programs or plans, any other of its or their trade secrets, any information regarding personal matters of any directors, officers, employees or agents of the Company or its affiliates or their respective family members, or any information concerning the circumstances of the Executive's employment and any termination of the Executive's employment with the Company or any information regarding discussions related to any of the foregoing. The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial. In the event that the Executive is requested or required to make disclosure of information subject to this Section 5.1.1 under any court order, subpoena or other judicial process, the Executive will promptly notify the Company, take all reasonable steps requested by the Company to defend against the compulsory disclosure and permit the Company to control with counsel of its choice any proceeding relating to the compulsory disclosure. The Executive acknowledges that all information the disclosure of which is prohibited by this section is of a confidential and proprietary character and of great value to the Company.

                5.1.2 To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.



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                5.2 The Executive shall in all respects fully comply with the terms of the Employee Agreement as to Confidentiality and Non-Competition referred to in such Executive Severance Plan (whether or not the Executive is a signatory thereof) with the same effect as of the same were set forth herein in full.

                5.3 If the Executive commits a breach of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

                5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages and disgorgement of profits will not provide an adequate remedy to the Company; and

                5.3.2 The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of Sections 5.1 or 5.2 hereof, and the Executive hereby agrees to account for and pay over such Benefits to the Company. In addition, if the Executive attempts or threatens to commit a breach of any of the provisions of Sections 5.1 or 5.2, the Executive consents to the Company obtaining a preliminary and a permanent injunction in any court having equity jurisdiction against the Executive committing the attempted or threatened breach. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                5.4 If any of the covenants contained in Sections 5.1, 5.2 or 5.3, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                5.5 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision so as to be enforceable to the maximum extent permitted by applicable law and, in its reduced form, said provision shall then be enforceable.

                5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1, 5.2 and 5.3 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of

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such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

                5.7 Any termination of the Term or this Agreement shall have no effect on the continuing operation of this Section 5.

           6.   Inventions and Patents.

                6.1 The Executive agrees that all processes, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

                6.2 If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of the Executive's employment by the Company, it is to be presumed that the Invention was conceived or made during the Term.

                6.3 The Executive agrees that the Executive will not assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

           7.   Intellectual Property.

           Notwithstanding and without limitation of Section 6, the Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with or during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or

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character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

           8.   Indemnification.

           The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party, brought by any shareholder of the Company directly or derivatively or by any third party by reason of any act or omission of the Executive as an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

           9.   Notices.

           All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

           If to the Company, to:

                Revlon Consumer Products Corporation
                625 Madison Avenue
                New York, New York 10022
                Attention:  Wade H. Nichols III
                            Senior Vice President and
                             General Counsel

           If to the Executive, to her principal residence as reflected in the records of the Company.

           10.  General.

                10.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made between residents thereof and to be performed entirely in New York.

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                10.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                10.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, including without limitation the Employment Agreement among the parties dated as of January 1, 1996. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                10.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of any business or assets in which the Executive's services are then substantially involved; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of such business or assets.

                10.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                10.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

           11.   Subsidiaries and Affiliates.

                11.1 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business

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entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           REVLON CONSUMER PRODUCTS CORPORATION


                                           By:   JERRY W. LEVIN
                                                 ---------------------------
                                                 Jerry W. Levin


                                                 GEORGE FELLOWS
                                                 ---------------------------
                                                 George Fellows


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